BEST ENERGY SERVICES, INC. ISSUES FORMAL UPDATE ON
RECENT FUNDING, ACQUISITION AND TRADING ACTIVITIES

Secures $25 Million Term and Revolving Credit Facility; Completes $8.64 Million Equity Offering;
 Acquires Best Well Service, Inc. and Bob Beeman Drilling Company;
Effects Corporate Name Change and Commences Trading Under “BEYS”

HOUSTON, TX -- (PR NEWSWIRE) -- March 4, 2008 -- Best Energy Services, Inc. (OTCBB:BEYS), formerly Hybrook Resources, Inc. (OTCBB:HYBK), today issued a corporate update detailing a series of recent events and transactions that have established Best Energy Services as an operating company in the oil field service sector.

DEBT AND EQUITY FINANCINGS

Specifically, on February 14, 2008, the Company secured a $25 million term and revolving credit facility from PNC Bank.  On the same date, Best Energy Services closed on a private equity offering that as of that date yielded $8,640,000 in gross proceeds to the Company.  The offering provided for the unregistered sale of 8,640 Units, comprising the total issuance of 5,400,000 shares of common stock and 777,600 shares of Series A Convertible Preferred Stock to 64 institutional and accredited investors.

Each Unit, priced at $1,000, consisted of 625 shares of common stock and 90 shares of Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock has a stated face value of $10 per share, which shall be redeemed by the Company using no less than 25% of its net after tax income each year.  The unredeemed portion of the face value will bear interest at an annual rate of 7%, payable quarterly in cash or in kind at the then-current market price, at the Company’s option. The unredeemed face value may be converted into common stock by the holder at a conversion price of $4.00 per share, or by the Company at a conversion price of $4.00 in the event that the Company’s common stock closes at a market price of $9.60 per share or higher for more than 20 consecutive trading days.  None of the Units or the underlying shares of common or Series A Preferred Stock sold in this offering have been registered under the Securities Act or under any state securities laws.  However, in connection with the offering, the Company has agreed to file a resale registration statement with the SEC covering all shares of common and preferred stock sold in the offering.

The New York City-based investment banking firm of Andrew Garrett, Inc. served as the exclusive placement agent on the transaction.

RECENT ACQUISITION ACTIVITY

In tandem with the closing of both the debt and equity financings, Best Energy Services completed the following planned acquisitions and asset purchases:

•	Acquired 100% interest in Best Well Service, Inc., a Liberal, Kansas-based owner/operator of 24 oil and gas well service rigs in Texas, Oklahoma and Kansas.
•
Acquired 100% interest in Bob Beeman Drilling Company, a company based in Moab, Utah engaged in mineral core sampling, deep water drilling and oil and gas drilling in Utah, New Mexico, Nevada, Arizona and Colorado.

•
Acquired certain assets of American Rig Housing, Inc., a Houston, Texas-based company focused on renting living quarters, field offices and ancillary equipment to support remote oil and gas field operations throughout the country.  Specifically, Best Energy Services acquired from its owner, Larry Hargrave, all customers, oil field rig houses, motor vehicles, rolling stock and related equipment and right and title to the name “American Rig Housing.”

·	Acquired certain assets of BB Drilling, Co. from its owner, Bob Beeman, consisting of drilling rigs, motor vehicles, rolling stock, pumps and related tools and equipment.
•	Acquired certain assets of Drill Site Services & Investments, LLC from its owner, Todd Beeman, consisting of drilling rigs, motor vehicles, rolling stock, pumps and related tools and equipment.

Retaining much of their pre-existing corporate structure and management teams, Best Well Service and Bob Beeman Drilling Company will operate as wholly owned subsidiaries of Best Energy Services, but will collaborate to leverage and optimize their respective strengths and complementary service offerings.

Currently, Best Well Service employs 127 full-time field, office and yard personnel, and focuses on providing oil field services, including operating drilling, core and well service rigs and the rental of ancillary equipment, such as pipe racks, mud pumps and blowout preventers.  Bob Beeman Drilling has 30 full time employees and concentrates largely on core drilling for minerals, most often prospective uranium deposits, in the geographic regions where its 12 rigs are based.  Presently, this subsidiary holds a significant percentage of all uranium, copper and other mineral core drilling business in its prevailing service region.  With a 20% market share in the Texas domestic rig housing market, American Rig Housing employs a 20-person workforce and operates a rental fleet comprised of 65 units, with an additional 17 units capable of being refurbished and deployed to meet customer needs and demand.

CORPORATE DEVELOPMENTS

Best Energy Services also announced the formation of its new Board of Directors providing for the appointment of the following members:

•	Larry Hargrave, Chairman and Chief Executive Officer of the Company;
•	Tony Bruce, Director;
•	Mark Harrington Director;
•	Jim Carroll, Director;
•	David Gad, Director; and
•	Joel Gold, Director.

On February 14, 2008, the Board voted in favor of changing the Company’s corporate name from “Hybrook Resources, Inc.” to “Best Energy Services, Inc.;” its ticker symbol from “HYBK” to “BEYS,” and its fiscal year end from January 31 to December 31, in keeping with the current fiscal year observed by both of its acquired subsidiaries.   As a result of the fiscal year change, the Company will report its 2007 year end results on or before March 31, 2008 and its consolidated first quarter results on or before May 15, 2008.

After factoring shares issued in association with the private equity offering and noted acquisitions, the Company has 17,551,875 shares of common stock and 777,600 Series A Preferred Stock issued and outstanding.

The Company filed two Form 8-K reports, dated February 21, 2008 and March 4, 2008, with the U.S. Securities and Exchange Commission, which provide more detailed information relative to the financing transactions, acquisitions and other business matters described in this news release.   To view, please visit www.sec.gov.

Commenting on Best Energy Services’ many recent achievements, CEO Larry Hargrave noted, “There is much to be proud of and plenty of hardworking people to credit for our success to date.  But, there is also much hard work ahead of us if we are to realize our growth objectives.  The consolidation of Best Well Service, Bob Beeman Drilling and American Rig Housing under the Best Energy umbrella has empowered us with a fundamentally strong and profitable operating platform that is expected to support and fuel solid organic growth over the coming years.”

Continuing, Hargrave said, “Given the proceeds from our recent equity offering and the additional funds available to us through our $25 million revolving credit facility, we enjoy the tactical advantage of being able to move quickly and decisively on those business opportunities that are well aligned with our long term growth strategy.   Moreover, by relying upon and

leveraging the skill and experience of our management team and Board of Directors, 2008 promises to be a very productive year for our Company, marked by important milestones and accomplishments.”

In closing, Hargrave added, “I’d like to formally welcome our new shareholders and thank everyone for your collective show of confidence in Best Energy Services.  We look forward to keeping you well informed of our progress and intend to work very hard to build a lasting, successful company with whom we will all be proud to be associated.”

The Company is currently developing a corporate website that is expected to be launched in the near future.

About Best Energy Services, Inc.
Based in Houston, Texas, Best Energy Services, Inc. is a leading drilling and ancillary services provider to the domestic oil, gas and mining industries.  Through its subsidiaries, Best Well Service, Inc.and Bob Beeman Drilling Co., and its American Rig Housing operations, the Company is actively engaged in supporting the exploration, production and/or recovery of oil, gas, water and mineral resources in Arizona, Colorado, Kansas, New Mexico, Nevada, Oklahoma, Texas and Utah.

Certain statements contained in this press release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective Company's Securities and Exchange Commission filings, that may cause actual results to materially differ from projections. Although the Company believes that its expectations are reasonable assumptions within the bounds of its knowledge of its businesses, expectations, representations and operations, there can be no assurance that actual results will not differ materially from their expectations. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the Company's ability to execute properly its business model, to raise additional capital to implement its continuing business model, the ability to attract and retain personnel – including highly qualified executives, management and operational personnel, ability to negotiate favorable current debt and future capital raises, and the inherent risk associated with a diversified business to achieve and maintain positive cash flow and net profitability. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, occur.

FOR MORE INFORMATION, PLEASE CONTACT
Best Energy Services, Inc.
Jim Carroll
713-933-2600 or via email at jcarroll@bestenergyservicesinc.com
or
Elite Financial Communications Group
Dodi B. Handy, President and CEO, or Daniel Conway, Chief Strategy Officer
407-585-1080 or via email at beys@efcg.net